Exhibit 3.9(a)

CERTIFICATE OF INCORPORATION

OF

KOLL ASIA HOLDINGS, INC.

The undersigned for the purpose of incorporating a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is KOLL ASIA HOLDINGS, INC.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, DE 19801. The name of the registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares which the Corporation shall have authority to issue is Twenty Thousand (20,000) shares of capital stock, all of which shall be designated “Common Stock,” with a par value of $.01 per share.

FIFTH: The name and mailing address of the Incorporator is Thomas C. Foster, 18400 Von Karman Avenue, Fourth Floor, Irvine, California 92715.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

SEVENTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

EIGHTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

NINTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this certificate of Incorporation, as may be amended from time to time are granted subject to the rights reserved in this Article NINTH.

IN WITNESS WHEREOF, the undersigned Incorporator does hereby execute this Certificate of Incorporation this 11th day of January, 1995.

By:	/s/ Thomas C. Foster
Name: Thomas C. Foster
Title: Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE INCORPORATION

OF

KOLL ASIA HOLDINGS, INC.,

a Delaware corporation

KOLL ASIA HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) (hereinafter, the “Corporation”), does hereby certify that:

FIRST: That pursuant to an action by Unanimous Written Consent of the Board of Directors of Corporation, the Corporation adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation (the “Amendment”), declaring said Amendment to be advisable and authorizing the officers of the Corporation to present the proposed Amendment to the sole stockholder of the Corporation for its consideration. The Amendment is set forth below:

“RESOLVED, that Article FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

FIRST: The name of the corporation is Koll Holdings International, Inc.”

SECOND: Thereafter, the proposed Amendment was approved by the Written Consent of the Sole Stockholder of the Corporation in accordance with Section 228(a) of the DGCL with the necessary number of shares as required by statute being voted in favor of the Amendment.

THIRD: This Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by William S. Rothe, its Chairman of the Board, and attested by Devon A. Allen, its Secretary, this 1st day of June, 1995.

By:	/s/ William S. Rothe
Name: William S. Rothe

Title: Chairman of the Board

ATTEST:

By:	/s/ Devon A. Allen
Title: Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND

OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

KOLL HOLDINGS INTERNATIONAL, INC.

2. The registered office agent of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. the registered agent of the corporation within the State of Delaware is hereby changed to CORPORATION SERVICE COMPANY, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on December 16, 1997.

By:	/s/ Herbert L. Roth
Name: Herbert L. Roth

Title: Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Koll Holdings International, Inc., a corporation organized and existing under tan by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of Koll Holdings International, Inc. adopted the following resolution on the 23rd day of FEBRUARY, 1999

RESOLVED, that the registered office of Koll Holdings International Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Koll Holdings International, Inc. has caused this statement to be signed by Kelsa Jones, its Assistant Secretary, this 28th day of October, 1999.

By:	/s/ Kelsa Jones
Name: Kelsa Jones

Title: Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION OF

KOLL HOLDINGS INTERNATIONAL, INC.

a Delaware corporation

Koll Holdings International, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware (hereinafter called the “Corporation”), DOES HEREBY CERTIFY:

1. The name of the corporation is Koll Holdings International, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article FIRST:

“FIRST: The name of Corporation is “CB Richard Ellis of California, Inc.”

3. The amendment of the Certificate of Incorporation herein has been duly adopted and written consent has been given in accordance with the provisions of Sections 229 and 242 of the General Corporation Law of the State of Delaware.

Signed on November 25, 2002

By:	/s/ Ellis D. Reiter, Jr.
Name: Ellis D. Reiter, Jr.

Title: Vice President and Secretary